Exhibit 5.1

October 2, 2015

Biota Pharmaceuticals, Inc.

2500 Northwinds Parkway, Suite 100

Alpharetta, GA 30009

Re: At Market Issuances of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Biota Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed sale by the Company of shares of its common stock, par value $0.10 per share, having an aggregate offering price of up to $25 million (the “Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-205272) (the “Registration Statement”) and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement.

In connection with this opinion (this “Opinion”), we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement and the related Prospectus and Prospectus Supplement; (ii) the Company’s Composite Certificate of Incorporation (as amended to date); (iii) the Company’s By-Laws as currently in effect; (iv) the At Market Issuance Sales Agreement, dated October 2, 2015, by and among the Company, MLV & Co. LLC and FBR Capital Markets & Co. (the “Sales Agreement”); and (v) minutes evidencing corporate action of the Company authorizing the issuance and sale of the Shares.

In examining the documents described in the foregoing paragraph, we have assumed the genuineness of all signatures and the authenticity of all agreements, records, documents, instruments and certificates submitted to as originals and the conformity with the originals of all agreements, records, documents, instruments and certificates submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each such party has the power and authority to execute and deliver, and to perform and observe the provisions of, each such document to which it is a party and has duly authorized, executed and delivered each such document to which it is a party, and that each such document constitutes a legal, valid and binding obligation of each party other than the Company party thereto.

We have further assumed that (i) all Shares will be issued and sold in the manner stated in the Registration Statement and the related Prospectus and Prospectus Supplement and in compliance with the applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, the securities or blue sky laws of various states and the terms and conditions of the Sales Agreement and (ii) no more than such number of Shares as have an aggregate offering price of $25,000,000 will be sold by the Company under the Sales Agreement.

Our opinions set forth herein are based solely upon the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Shares).

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement and upon payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Shares. We further consent to the use of our name under the heading “Legal Matters” in the Registration Statement and the prospectus included therein. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

This Opinion is furnished to you in connection with the filing on the date hereof of a Prospectus Supplement relating to the offer and sale of the Shares and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is furnished as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dechert LLP